EXHIBIT 4.2

                        OPTION CERTIFICATE NO. (1) / (2)
                       WINDSWEPT ENVIRONMENTAL GROUP, INC.
                    Options for the Purchase of Common Stock

This is to certify that (2) has been granted non-qualified stock options ("Options") which entitle her/him to subscribe on the form attached hereto for
(3) authorized, validly issued, fully paid and non-assessable shares of common stock, $.0001 par value per share, of Windswept Environmental Group, Inc. (the "Company") at a price of $ (4) per share, subject to the terms and conditions set forth herein, upon surrender hereof at the offices of the Company during the exercise period defined below, together with full payment for the shares being purchased and accompanied at the time of each exercise by such executed documents as the Company may reasonably require to ensure that the common stock to be issued upon such exercise will be issued in compliance with applicable federal and state securities laws. Unless this certificate is so surrendered, the Options granted hereby shall be void and the certificate of no value. If exercised in part, upon surrender the Company will amend the option certificate and reissue a certificate to the option holder which represents the remainder of the options not yet exercised.

The Options represented hereby are exercisable in whole or in part by (2) from time to time prior to (5) and are non-transferable (except under the laws of descent and distribution). The holder of this certificate shall not have any of the rights of a stockholder in the Company by virtue of being such holder unless and until the Options are exercised.


Grant Date:    (6)


WINDSWEPT ENVIRONMENTAL GROUP, INC.


/s/ Michael O'Reilly
-------------------------------
Michael O'Reilly
Chairman & CEO


Attest:



/s/
---------------------------------
Chief Financial Officer


See Attached Chart for Noted Information.

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

                              NON QUALIFIED OPTIONS - OFFICERS & DIRECTORS

(1) Option
Certificate                            (3)Number    (4)Exercise Price        (5)             (6)Grant
     No.           (2)Name              of Shares      (in dollars)      Termination            Date
-----------    -----------------        ---------    ----------------    -----------         ----------

     1         O'Reilly, JoAnn            50,000           0.22            9/26/01             9/26/96
     2         O'Reilly, Joanne           50,000           0.22           12/28/02            12/29/97
     3         O'Reilly, JoAnn           100,000           0.34            8/17/03             8/18/98
     4         O'Reilly, JoAnn           100,000           0.1875          6/27/04             6/28/99
     2         O'Reilly, Michael         200,000           0.22           12/28/02            12/29/97
     3         O'Reilly, Michael         650,000           0.22             9/9/01              9/9/96
     5         O'Reilly, Michael         250,000           0.34            8/17/03             8/18/98
     6         O'Reilly, Michael         250,000           0.1875          6/27/04             6/28/99
     2         Phillips, Kevin            90,000           0.13            3/16/03             3/17/98
     2         Phillips, Kevin           100,000           0.34            8/17/03             8/18/98
     3         Phillips, Kevin           100,000           0.1875          6/27/04             6/28/99
     1         Sadove, Samuel S.         100,000           0.22            9/26/01             9/26/96
     2         Sadove, Samuel S.         100,000           0.22           12/28/02            12/29/97
     3         Sadove, Samuel S.         125,000           0.34            8/17/03             8/18/98
     4         Sadove, Samuel S.         125,000           0.1875          6/27/04             6/28/99
     1         Rosenberg, Daniel G.      150,000           0.2031          4/18/04             4/19/99
     1         Schoenbart, Alan          150,000           0.22           12/29/02            12/29/97
     3         Schoenbart, Alan W.       100,000           0.34            8/17/03             8/18/98
     4         Schoenbart, Alan W.        50,000           0.375          11/12/03            11/13/98
     1         Towell, Anthony P.        150,000           0.22            9/26/01             9/26/96
     2         Towell, Anthony           150,000           0.22           12/28/02            12/29/97
     3         Towell, Anthony P.        175,000           0.34            8/17/03             8/18/98
     4         Towell, Anthony P.        175,000           0.1875          6/27/04             6/28/99
               TOTAL                   3,490,000

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